SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2006

Tanger Factory Outlet Centers, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 (Commission File Number)	56-1815473 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2006, Tanger Factory Outlet Centers, Inc. (the “Company”) signed purchase agreements with Cohen & Steers Capital Management, Inc. (“Cohen & Steers”), Neuberger Berman, LLC (“Neuberger Berman”) and ING Clarion Real Estate Securities L.P. (“ING Clarion"), acting on behalf of the client accounts of Cohen & Steers, Neuberger Berman and ING Clarion, relating to a registered direct offering of 800,000 of the Company’s 7.5% Class C Preferred Shares. The registered direct offering is scheduled to close on or about February 16, 2006. Copies of the agreements are filed as Exhibits 99.1, 99.2 and 99.3 to this report and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

The Company issued a press release announcing the signing of purchase agreements between the Company and each of Cohen & Steers, Neuberger Berman and ING Clarion relating to a registered direct offering of 800,000 of the Company’s 7.5% Class C Preferred Shares. A copy of the press release announcing the agreement is filed as Exhibit 99.4 to this report and is incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2006

TANGER FACTORY OUTLET CENTERS, INC.

/s/ Frank C. Marchisello, Jr.
Frank C. Marchisello, Jr.
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1	Purchase agreement between Tanger Factory Outlet Centers, Inc. and Cohen & Steers relating to a registered direct offering of 400,000 of the Company’s 7.5% Class C Preferred Shares.

99.2	Purchase agreement between Tanger Factory Outlet Centers, Inc. and Neuberger Berman relating to a registered direct offering of 280,000 of the Company’s 7.5% Class C Preferred Shares.

99.3	Purchase agreement between Tanger Factory Outlet Centers, Inc. and ING Clarion relating to a registered direct offering of 120,000 of the Company’s 7.5% Class C Preferred Shares.

99.4
Press release announcing the signing of purchase agreements between Tanger Factory Outlet Centers, Inc. and Cohen & Steers, Neuberger Berman and ING Clarion relating to a registered direct offering of 800,000 of the Company’s 7.5% Class C Preferred Shares.

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